                                                                  EXECUTION COPY
                                                                  --------------



                          AGREEMENT AND PLAN OF MERGER



                           Dated as of June 1, 2001



                                     Among



                           UNITED NEWVENTURES, INC.



                             UNV ACQUISITION CORP.



                                      and



                              MYPOINTS.COM, INC.



================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I             DEFINITIONS...............................................................................  1

         SECTION 1.01    Definitions............................................................................  1

ARTICLE II            THE OFFER AND THE MERGER..................................................................  9

         SECTION 2.01    The Offer..............................................................................  9

         SECTION 2.02    Company Actions........................................................................ 11

         SECTION 2.03    Board of Directors; Section 14(f)...................................................... 12

         SECTION 2.04    The Merger............................................................................. 12

         SECTION 2.05    Closing................................................................................ 13

         SECTION 2.06    Effective Time......................................................................... 13

         SECTION 2.07    Certificate of Incorporation and By-laws............................................... 13

         SECTION 2.08    Directors.............................................................................. 13

         SECTION 2.09    Officers............................................................................... 13

ARTICLE III           EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                      CERTIFICATES.............................................................................. 14

         SECTION 3.01    Effect on Capital Stock................................................................ 14

         SECTION 3.02    Exchange of Certificates............................................................... 15

         SECTION 3.03    Adjustments............................................................................ 17

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................. 17

         SECTION 4.01    Organization, Standing and Power....................................................... 17

         SECTION 4.02    Company Subsidiaries; Equity Interests................................................. 17

         SECTION 4.03    Capital Structure...................................................................... 18

         SECTION 4.04    Authorization; Validity of Agreement; Necessary Action................................. 19

         SECTION 4.05    No Conflicts; Consents................................................................. 20

         SECTION 4.06    SEC Documents; Financial Statements; Undisclosed Liabilities........................... 20

         SECTION 4.07    Information Supplied................................................................... 21

         SECTION 4.08    Absence of Certain Changes or Events................................................... 21

         SECTION 4.09    Taxes.................................................................................. 22

         SECTION 4.10    Benefit Plans; ERISA Compliance; Excess Parachute Payments............................. 23

         SECTION 4.11    Litigation............................................................................. 24

         SECTION 4.12    Compliance with Applicable Laws........................................................ 25

         SECTION 4.13    Contracts; Debt Instruments............................................................ 25

         SECTION 4.14    Company Rights Agreement.............................................................  26

         SECTION 4.15    Intellectual Property................................................................  27

         SECTION 4.16    Takeover Laws........................................................................  30

         SECTION 4.17    Affiliate Transactions...............................................................  30

         SECTION 4.18    Real Property........................................................................  30

         SECTION 4.19    Insurance............................................................................  31

         SECTION 4.20    Compensation.........................................................................  31

         SECTION 4.21    Privacy..............................................................................  32

         SECTION 4.22    Receivables..........................................................................  32

         SECTION 4.23    Copies of Certain Documents..........................................................  32

         SECTION 4.24    Underlying Documents.................................................................  32

         SECTION 4.25    Brokers; Fees and Expenses...........................................................  32

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB........................................  33

         SECTION 5.01    Organization, Standing and Power.....................................................  33

         SECTION 5.02    Sub..................................................................................  33

         SECTION 5.03    Financing............................................................................  33

         SECTION 5.04    Ownership of Company Common Stock....................................................  33

         SECTION 5.05    Authorization; Validity of Agreement; Necessary Action...............................  33

         SECTION 5.06    No Conflicts; Consents...............................................................  34

         SECTION 5.07    Information Supplied.................................................................  34

         SECTION 5.08    Brokers..............................................................................  34

         SECTION 5.09    Litigation...........................................................................  35

ARTICLE VI            COVENANTS RELATING TO CONDUCT OF BUSINESS...............................................  35

         SECTION 6.01    Conduct of Business..................................................................  35

         SECTION 6.02    No Solicitation......................................................................  38

ARTICLE VII           ADDITIONAL AGREEMENTS...................................................................  40

         SECTION 7.01    Preparation of Proxy Statement; Stockholders Meeting.................................  40

         SECTION 7.02    Access to Information; Confidentiality...............................................  41

         SECTION 7.03    Commercially Reasonable Efforts; Notification........................................  42

         SECTION 7.04    Company Employee Stock Options and Company Warrants..................................  43

         SECTION 7.05    Employee Stock Purchase Plan.........................................................  44

         SECTION 7.06    Indemnification; D&O Insurance.......................................................  44

         SECTION 7.07    Public Announcements..................................................................  45

         SECTION 7.08    Transfer Taxes........................................................................  45

         SECTION 7.09    Potential Litigation..................................................................  45

         SECTION 7.10    Other Actions by the Company and Parent...............................................  45

ARTICLE VIII          CONDITIONS PRECEDENT.....................................................................  46

         SECTION 8.01    Conditions to Each Party's Obligation to Effect the Merger............................  46

ARTICLE IX            TERMINATION, AMENDMENT AND WAIVER........................................................  46

         SECTION 9.01    Termination...........................................................................  46

         SECTION 9.02    Effect of Termination; Fees and Expenses..............................................  48

         SECTION 9.03    Amendment.............................................................................  49

         SECTION 9.04    Extension; Waiver.....................................................................  49

         SECTION 9.05    Procedure for Termination, Amendment, Extension or Waiver.............................  49

ARTICLE X             GENERAL PROVISIONS.......................................................................  50

         SECTION 10.01   Nonsurvival of Representations and Warranties.........................................  50

         SECTION 10.02   Notices...............................................................................  50

         SECTION 10.03   Interpretation........................................................................  51

         SECTION 10.04   Severability..........................................................................  51

         SECTION 10.05   Counterparts..........................................................................  51

         SECTION 10.06   Entire Agreement; No Third-Party Beneficiaries........................................  51

         SECTION 10.07   Governing Law.........................................................................  52

         SECTION 10.08   Assignment............................................................................  52

         SECTION 10.09   Enforcement...........................................................................  52

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          AGREEMENT AND PLAN OF MERGER, dated as of June 1, 2001 (the "Agreement"), among United NewVentures, Inc., a Delaware corporation ("Parent"),
 ---------                                                             ------
UNV Acquisition Corp., a Delaware corporation ("Sub") and a wholly owned
                                                ---
subsidiary of Parent, and MyPoints.com, Inc., a Delaware corporation (the "Company").
 -------

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all of the issued and outstanding
                           -----
shares of Company Common Stock (as defined herein) for U.S. $2.60 per share of Company Common Stock (the "Offer Price"), net to the Seller in cash, upon the
                           -----------
terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the respective Boards of Directors of Sub and the Company have approved the merger (the "Merger") of Sub into the Company on the terms and
                               ------
subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly or indirectly by Parent or the Company, will be converted into the right to receive an amount in cash equal to the Offer Price; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and the Principal Company Stockholders (as defined herein) are entering into Stock Option and Tender Agreements (as defined herein).

          NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     SECTION 1.01 Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, for any Person, another Person that directly or
      ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

     "Alternative Acquisition" has the meaning set forth in Section 6.02(a).
      -----------------------                               ---------------

     "Alternative Acquisition Proposal" has the meaning set forth in Section
      --------------------------------                               -------
6.02(a).
-------

     "Applicable Law" means any statute, law (including common law), ordinance,
      --------------
rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets.

     "Applicable Tax Law" means any Applicable Law relating to Taxes, including,
      ------------------
without limitation, regulations and other official pronouncements of any Governmental Entity or political subdivision of such jurisdiction charged with interpreting such Applicable Law.

     "Certificate" or "Certificates" mean the certificate or certificates that
      -----------      ------------
immediately prior to the Effective Time represented outstanding shares of Company Common Stock.

     "Certificate of Merger" means a certificate of merger, or other appropriate
      ---------------------
documents, to be filed with the Secretary of State of the State of Delaware to effect the Merger.

     "Closing" means the closing of the Merger.
      -------

     "Closing Date" means the date on which the Closing occurs.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" has the meaning set forth in the heading hereof.
      -------

     "Company 1999 Stock Plan" means the MyPoints.com, Inc. 1999 Stock Plan, as
      -----------------------
amended and restated effective as of May 18, 2000, as further amended by the Company Board on April 26, 2001 and May 23, 2001.

     "Company Board" means the Board of Directors of the Company.
      -------------

     "Company By-laws" means the by-laws of the Company, as amended to the date
      ---------------
of this Agreement.

     "Company Capital Stock" has the meaning set forth in Section 4.03.
      ---------------------                               ------------

     "Company Charter" means the certificate of incorporation of the Company, as
      ---------------
amended to the date of this Agreement.

     "Company Common Stock" means the common stock, $.001 par value per share,
      --------------------
of the Company, together with the associated Company Rights.

     "Company Disclosure Letter" means the letter, dated as of the date of this
      -------------------------
Agreement, delivered by the Company to Parent and Sub, which shall describe an exception to, or otherwise qualify or respond to, the representations and warranties of the Company specifically identified in each section of the letter and, to the extent a disclosure by the Company is sufficient to reasonably inform Parent and Sub of information required to be disclosed in another section of the letter, such disclosure shall be deemed, for purposes of this Agreement, to have been made with respect to such other section of the disclosure letter.

         "Company Employee Stock Option" means any option to purchase Company
          -----------------------------
Common Stock granted under any Company Option Plan.

         "Company Intellectual Property Rights" means Intellectual Property
          ------------------------------------
Rights that are owned by, or exclusively licensed to, the Company and the Company Subsidiaries.

         "Company Investment" has the meaning set forth in Section 4.02(b).
          ------------------                               ---------------

         "Company Leased Real Property" has the meaning set forth in Section
          ----------------------------                               -------
4.18(a).
-------

         "Company Material Adverse Effect" means (a) a material adverse effect
          -------------------------------
on the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole (except where any change, event, effect or development results from (i) changes affecting the U.S. economy generally, (ii) changes affecting the member-driven Internet marketing services industry in which the Company operates as a whole, and (iii) the announcement of the existence and terms of this Agreement; provided, with respect to clauses
                                           --------                  -------
(a)(i) and (a)(ii) above, that such change, event, effect or development shall
------     -------
include a decline in the Company's stock price, increasing operating losses or the failure to meet revenue earnings estimates to the extent such change, event, effect or development does not affect the Company to a greater extent than other participants in the member-driven Internet marketing services industry in the U.S. in which the Company operates generally), or (b) a material adverse effect on the ability of the Company to perform its obligations under the Transaction Agreements to which it is a party or on the ability of the Company to consummate the Offer, the Merger and the other Transactions.

         "Company Option Plans" means the Company's 1999 Stock Plan, the
          --------------------
Company's 1996 Stock Plan, the Company's 1999 Supplemental Stock Plan, the Cybergold 1996 Stock Plan and the Cybergold 1999 Omnibus Equity Incentive Plan, adopted May 18, 1999.

         "Company Plans" has the meaning set forth in Section 4.10(a).
          -------------                               ---------------

         "Company Preferred Stock" has the meaning set forth in Section 4.03.
          -----------------------                               ------------

         "Company Products" has the meaning set forth in Section 4.15(b).
          ----------------                               ---------------

         "Company Rights" means the preferred share purchase rights issued
          --------------
pursuant to the Company Rights Agreement.

         "Company Rights Agreement" means the Preferred Stock Rights Agreement,
          ------------------------
dated as of December 13, 2000, as the same may be amended from time to time, between the Company and Wells Fargo Shareholder Services, as Rights Agent.

         "Company SAR" means any stock appreciation right linked to the price of
          -----------
Company Common Stock and granted under any Company Option Plan.

         "Company SEC Documents" means all reports, schedules, forms, statements
          ---------------------
and other documents filed or required to be filed by the Company with the SEC since December 31, 1999.

         "Company Stockholder Approval" has the meaning set forth in Section
          ----------------------------                               -------
4.04(c).
-------

         "Company Stockholders Meeting" means a meeting of the Company's
          ----------------------------
stockholders for the purpose of seeking Company Stockholder Approval.

         "Company Subsidiaries" means all the Subsidiaries of the Company.
          --------------------

         "Company Warrants" means warrants to purchase Company Common Stock.
          ----------------

         "Confidentiality Agreement" means the confidentiality agreement, dated
          -------------------------
April 4, 2001, between the Company and Parent.

         "Consent" means any consent, approval, license, Permit, Order or
          -------
authorization.

         "Contract" means any Permit, indenture, note, bond, mortgage,
          --------
agreement, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement (whether written or oral).

         "DGCL" means the Delaware General Corporation Law, as amended from time
          ----
to time.

         "D&O Insurance" means directors' and officers' insurance.
          ---

         "Dissenters' Shares" means shares of Company Common Stock that are
          ------------------
outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to and properly demands payment of the fair value of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL.

         "Effective Time" has the meaning set forth in Section 2.06.
          --------------                               ------------

         "ERISA" means the Employment Retirement Income Security Act of 1974, as
          -----
amended.

         "ERISA Affiliate" means, with respect to any Person, any corporation,
          ---------------
trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of section 414 of the Code.

         "ESPP" has the meaning set forth in Section 7.05.
          ----                               ------------

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

         "Exchange Fund" has the meaning set forth in Section 3.02(a).
          -------------                               ---------------

         "Filed Company SEC Documents" means all Company SEC Documents that were
          ---------------------------
filed and publicly available prior to the date of this Agreement.

         "Financial Statements" means the consolidated financial statements of
          --------------------
the Company and its Subsidiaries included in each of the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and any consolidated financial statements of the Company filed with the SEC after the date hereof, including in each case the footnotes thereto.

         "Fully Diluted Shares" has the meaning set forth in Exhibit A.
          --------------------                               ---------

         "GAAP" as to any Person means generally accepted United States
          ----
accounting principles, applied on a basis consistent with the basis on which the most recent audited financial statements of such Person were prepared prior to the date of this Agreement.

         "Governmental Entity" means any:
          -------------------

         (i)   federal, state, local, municipal or foreign government;

         (ii) governmental or quasi-governmental authority of any nature (including, without limitation, any governmental agency, branch, department, official, instrumentality or entity and any court or other tribunal);

         (iii) multi-national organization or body; or

         (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
          ---
1976, as amended.

         "Indebtedness" means, without duplication, (i) all obligations for
          ------------
borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations under conditional sale or other title retention agreements relating to purchased property, (iv) all obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for raw materials, inventory, services and supplies incurred in the ordinary and usual course of business), (v) all capitalized lease obligations,
(vi) all obligations under interest rate or currency hedging transactions (valued at the termination value thereof), (vii) all letters of credit and
(viii) all guarantees and arrangements having the economic effect of a guarantee of any indebtedness of any other Person (other than a Company Subsidiary).

         "Indemnified Party" has the meaning set forth in Section 7.06(a).
          -----------------                               ---------------

         "Intellectual Property Rights" means any or all of the following and
          ----------------------------
all worldwide common law and statutory rights in, arising out of, or associated with: (i) patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (collectively referred to as "Patents"); (ii) inventions (whether
                                      -------
patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefore, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators and other names and locators associated with the Internet; (v) industrial designs and any registrations and applications therefore; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefore; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, (ix) any similar or equivalent rights to any of the foregoing (as applicable), and (x) software (in source code and object code form) in all phases of development and all programming, user, system and other documentation relating to the same.

         "IRS" means the Internal Revenue Service.
          ---

         "Liens" means pledges, liens, charges, mortgages, encumbrances and
          -----
security interests of any kind or nature whatsoever.

         "Material Contracts" means Contracts that are material to the business,
          ------------------
properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole and those which are set forth in
Section 4.13(a) of the Company Disclosure Letter.
---------------

         "Material Intellectual Property Rights" means all Intellectual Property
          -------------------------------------
Rights that are material to the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole.

         "Maximum Premium" has the meaning set forth in Section 7.06(b).
          ---------------                               ---------------

         "Merger" has the meaning set forth in the recitals hereto.
          ------

         "Merger Consideration" means the U.S. dollar cash amount equal to the
          --------------------
price per share of Company Common Stock paid pursuant to the Offer.

         "Minimum Tender Condition" has the meaning set forth in Exhibit A.
          ------------------------                               ---------

         "Offer" has the meaning set forth in the recitals hereto.
          -----

         "Offer Documents" has the meaning set forth in Section 2.01(b).
          ---------------                               ---------------

         "Offer Price" has the meaning set forth in the recitals hereto.
          -----------

         "Order" means with respect to any Person, any award, decision,
          -----
injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree, or verdict entered, issued, made, or rendered by any Governmental Entity affecting such Person or any of its properties.

         "ordinary and usual course of business" means an action taken by a
          -------------------------------------
Person that is consistent with the past practices of such Person and is taken in the ordinary course of normal day-to-day operations of such Person.

         "Outside Date" has the meaning set forth in Section 9.01(b)(i).
          ------------                               ------------------

         "Parent" has the meaning set forth in the heading hereof.
          ------

         "Parent Board" has the meaning set forth in Section 5.05.
          ------------                               ------------

         "Parent Disclosure Letter" means the letter, dated as of the date of
          ------------------------
this Agreement, delivered by Parent to the Company.

         "Parent Material Adverse Effect" means a material adverse effect on the
          ------------------------------
ability of Parent or Sub to perform its obligations under the Transaction Documents to which it is a party or on the ability of Parent or Sub to consummate the Offer, the Merger and the other Transactions.

         "Paying Agent" means the bank or trust company selected by Parent prior
          ------------
to the Effective Time to act as paying agent for the payment of the Merger Consideration.

         "Permit" means all necessary licenses, franchises, permits, consents,
          ------
approvals, Orders, certificates, authorizations, declarations and filings required by all Governmental Entities for the conduct of the business and operations of the Company and each Company Subsidiary as now conducted.

         "Permitted Liens" means (i) statutory Liens of carriers, warehousemen,
          ---------------
mechanics, repairmen, workmen and materialmen incurred in the ordinary and usual course of business for amounts not yet overdue or being contested in good faith,
(ii) Liens for Taxes not yet due and payable or being contested in good faith in appropriate proceedings during which collection or enforcement is stayed and
(iii) Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted.

         "Person" means any individual, firm, corporation (including any
          ------
non-profit corporation), general or limited partnership, limited liability company, trust, joint venture, estate, association, organization, labor union, or other entity or Governmental Entity.

         "Principal Company Stockholders" means those stockholders of the
          ------------------------------
Company identified in Part A of the Parent Disclosure Letter.
                      ------

         "Proceedings" means any action, arbitration, audit, hearing,
          -----------
proceeding, investigation, litigation or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

         "Proxy Statement" means a proxy or information statement of the Company
          ---------------
relating to the approval of this Agreement and the Merger by the Company's stockholders.

         "Receivables" has the meaning set forth in Section 4.22.
          -----------                               ------------

         "Redemption Agreement" means the Redemption Agreement, dated as of the
          --------------------
date hereof, between the Company and United Air Lines, Inc., a Delaware corporation.

         "Registered Intellectual Property Rights" means all of the registered
          ---------------------------------------
Intellectual Property Rights owned by, or filed in the name of, the Company or any of the Company Subsidiaries.

         "Rights Plan Amendment" has the meaning set forth in Section 4.14.
          ---------------------                               ------------

         "Schedule 14D-9" means the Solicitation/Recommendation Statement on
          --------------
Schedule 14D-9 with respect to the Offer, as amended from time to time.

         "Schedule TO" means the Tender Offer Statement on Schedule TO with
          -----------
respect to the Offer, as amended from time to time.

         "SEC" means the Securities and Exchange Commission.
          ---

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Stock Option and Tender Agreements" means the agreements entered into
          ----------------------------------
by Parent and the Principal Company Stockholders pursuant to which each of the Principal Company Stockholders has agreed to take specified actions in furtherance of the Offer and the Merger.

         "Stock Transfer Taxes" means any state, local, foreign or provincial
          --------------------
Tax that is attributable to the transfer of Company Common Stock pursuant to this Agreement.

         "Sub" has the meaning set forth in the heading hereof.
          ---

         "Sub Board" has the meaning set forth in Section 5.05.
          ---------                               ------------

         "Subsidiary" means, with respect to any Person, any corporation,
          ----------
association, general or limited partnership, limited liability company, trust, joint venture, organization or other entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Superior Company Proposal" has the meaning set forth in Section
          -------------------------                               -------
6.02(e).
-------
         "Surviving Corporation" has the meaning set forth in Section 2.04.
          ---------------------                               ------------

         "Takeover Statute" has the meaning set forth in Section 4.16.
          ----------------                               ------------

         "Tax" or "Taxes" means: (i) any income, corporation, gross income,
          ---      -----
gross receipts, franchise, profits, gains, capital stock, capital duty, withholding, social security (or similar), employment, unemployment, disability, real property, personal property, wealth, welfare, stamp, excise, license, severance, environmental (including taxes under Section 59A of the Code), customs duties, occupation, sales, use, transfer, registration, value added, payroll, premium, property, or windfall profits tax, estimated, ad valorem or excise tax, alternative or add-on minimum tax or other tax of any kind whatsoever (whether or not measured in whole or in part by net income and including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any Tax Authority, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) any liability for the payment of any amount of the type described in clause (i) as a result of the Company or any Company Subsidiary being a successor to or transferee of any other corporation at any time on or prior to the Closing Date, and any interest, penalties, additions to tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

         "Tax Authority" means, with respect to any Tax, the Governmental Entity
          -------------
or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision, including any Governmental Entity that imposes, or is charged with collecting, social security or similar charges or premiums.

         "Tax Period" means, with respect to any Tax, the period for which the
          ----------
Tax is reported as provided under any Applicable Tax Law.

         "Tax Return" means all Federal, state, local, provincial and foreign
          ----------
tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

         "Termination Fee" has the meaning set forth in Section 9.02(b).
          ---------------                               ---------------

         "Transactions" means, collectively, the Offer, the Merger and the other
          ------------
transactions contemplated by the Transaction Agreements.

         "Transaction Agreements" means this Agreement, the Stock Option and
          ----------------------
Tender Agreements and the Redemption Agreement.

         "Transfer Taxes" means any state, local, foreign or provincial Tax that
          --------------
is attributable to the transfer of the beneficial ownership of the Company's or the Company's Subsidiaries' real or personal property.

         "Valid Consents" has the meaning set forth in Section 4.15(i).
          --------------                               ---------------

         "Virus" has the meaning set forth in Section 4.15(k).
          -----                               ---------------

         "Voting Company Debt" means any bonds, debentures, notes or other
          -------------------
indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

                                  ARTICLE II

                           The Offer and the Merger

         SECTION 2.01  The Offer.

         (a) (i) As promptly as practicable but in no event later than ten business days after the date of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the SEC. The initial expiration date of the Offer shall be the twentieth business day from and after the date the Offer is commenced. The obligation of Sub to, and of Parent to cause Sub to, accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (any of which may be waived by
                                       ---------
Sub in its sole discretion) and to the other
conditions in this Agreement. Sub expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of the Company (such consent to be authorized by the Company Board), Sub shall not (A) reduce the number of shares of Company Common Stock subject to the Offer, (B) reduce the consideration per share of Company Common Stock to be paid pursuant to the Offer below the Offer Price, (C) modify or add to the conditions set forth in Exhibit A in any manner adverse to the holders of Company Common Stock,
         ---------
(D) except as provided in Section 2.01 (ii), extend the Offer or (E) change the
                          -----------------
form of consideration payable in the Offer.


          (ii)   Notwithstanding the restriction in Section 2.01(a)(i)(D), Sub
                                                    ---------------------
may, without the consent of the Company, extend the Offer: (A) if at the scheduled expiration date of the Offer any of the conditions to Sub's obligation to purchase shares of Company Common Stock are not satisfied or waived, until such time as such conditions are satisfied or waived; (B) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer; and (C) in order to provide sufficient time to respond to any matter hereafter arising and required to be disclosed to Parent pursuant to Section 6.01(c)(ii) and which causes Parent or Sub to amend
                   -------------------
the Offer Documents; provided that any extension pursuant to this clause (C)
                     --------                                     ----------
shall not exceed 20 business days. In addition, Sub may extend the Offer after the acceptance of shares of Company Common Stock thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of shares of Company Common Stock, together with shares of Company Common Stock then owned by Parent and Sub, which represents at least 90% of the Fully Diluted Shares.

          (iii) On The Terms And Subject To The Conditions Of The Offer And This Agreement, Sub Shall Pay For All Shares Of Company Common Stock Validly Tendered And Not Withdrawn Pursuant To The Offer As Soon As Practicable After The Expiration Of The Offer And, With Respect To Any Extension Of The Offer, As Soon As Practicable After Shares Of Company Common Stock Are Validly Tendered. Sub May, At Any Time, Transfer Or Assign To One Or More Subsidiaries Of Parent The Right To Purchase All Or Any Portion Of The Shares Of Company Common Stock Tendered Pursuant To The Offer, But Any Such Transfer Or Assignment Shall Not Relieve Sub Or Parent Of Their Respective Obligations Under The Offer Or Prejudice The Rights Of Tendering Stockholders To Receive Payment For Shares Of Company Common Stock Validly Tendered And Accepted For Payment.

     (b) On The Date Of Commencement Of The Offer, Parent And Sub Shall File With The Sec A Tender Offer Statement On Schedule To With Respect To The Offer, Which Shall Contain An Offer To Purchase And A Related Letter Of Transmittal And Summary Advertisement (Such Schedule To And The Documents Included Therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Offer Documents will comply as
                         ---------------
to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Parent shall deliver copies of the proposed forms of the Offer Documents to the Company within a reasonable time prior to the commencement of the Offer for review and comment by the Company and its counsel. Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

     SECTION 2.02 Company Actions.

     (a) The Company hereby approves of and consents to each of the Transactions and has provided Parent with a signed copy of the written opinion of Robertson Stephens, Inc. that the Offer Price to be received in the Offer and the Merger Consideration to be received pursuant to the Merger is fair, from a financial point of view, to the holders of Company Common Stock. The Company has been authorized by Robertson Stephens, Inc. to include such fairness opinion (or a reference thereto with the consent of Robertson Stephens, Inc.) in the
Schedule 14D-9 referred to below and the Proxy Statement.

     (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC the Schedule 14D-9 containing the recommendations described in Section 4.04(b) and shall mail the Schedule 14D-9 to the holders of
             ---------------
Company Common Stock. The Schedule 14D-9 will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall deliver copies of the proposed form of the Schedule 14D-9 to Parent within a reasonable time prior to the filing thereof with the SEC for review and comment by Parent and its counsel. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments.

     (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings, computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including, without limitation, updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of Applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall deliver to the Company or destroy all copies of such information then in their possession.

     SECTION 2.03 Board of Directors; Section 14(f).

     (a) If requested by Parent, promptly after the acceptance for payment of the shares of Company Common Stock to be purchased pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Company Board (and on each committee of the Company Board and on each board of directors of each Company Subsidiary designated by Parent) as will give Sub representation on the Company Board (or such committee or Company Subsidiary board of directors) equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company Board (or such committee or Company Subsidiary board of directors) giving effect to the directors appointed or elected pursuant to this sentence multiplied by (b) the percentage that (i) such number of shares of Company Common Stock so accepted for payment and paid for by Sub plus the number of shares of Company Common Stock otherwise owned by Sub or any other subsidiary of Parent bears to
(ii) the number of shares of Company Common Stock then outstanding, and the Company shall, at such time, cause Sub's designees to be so appointed or elected. The Company shall take all actions necessary to cause the persons designated by Parent to be directors on the Company Board (or a committee of the Company Board or the board of directors of a Company Subsidiary designated by Parent) pursuant to the preceding sentence to be so appointed or elected (whether, at the request of Parent, by means of increasing the size of the Company Board (or such committee or Company Subsidiary board of directors) or seeking the resignation of directors and causing Parent's designees to be appointed or elected).

     (b) The Company's obligation to appoint designees of Parent and/or Sub to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule l4f-1 in order to fulfill its obligations under this Section 2.03, and shall include in the Schedule 14D-9
                       ------------
such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1. Parent and Sub will supply to the Company any information with respect to any of them and their nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14f-1.

     (c) Following the election or appointment of Parent's and/or Sub's designees pursuant to this Section 2.03 and prior to the Effective Time, any
                           ------------
amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Parent or Sub or waiver of the Company's rights hereunder, will require the concurrence of a majority of the members of the Company Board who are members of the Company Board on the date of this Agreement.

     SECTION 2.04 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the election of
                                   ---------------------
Parent, any direct or indirect Subsidiary or other Affiliate of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     SECTION 2.05 Closing. The Closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Applicable Law, waiver by all parties) of the conditions set forth in Article VIII (or, to the extent permitted by law, waived by the parties
   ------------
entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company.

     SECTION 2.06 Effective Time. At the Closing, Parent and the Company will cause the Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 or 253 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time"). From
                                                        --------------
and after the Effective Time, the Merger shall have all the effects provided by
Section 259 of the DGCL, including without limitation, the effect that the Surviving Corporation shall possess all of the assets, rights, privileges, powers and franchises and shall be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Sub, all as provided under the DGCL.

     SECTION 2.07 Certificate of Incorporation and By-laws.

     (a) The Company Charter, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law; provided, however, that such Company Charter shall be amended to become
--------  -------
identical to the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time except that Article I thereof shall be amended to change the name of the Surviving Corporation to the name of the Company.

     (b) The by-laws of Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

     SECTION 2.08 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

     SECTION 2.09 Officers. The officers of the Company shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                                  ARTICLE III

                      Effect on the Capital Stock of the
              Constituent Corporations; Exchange of Certificates

     SECTION 3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, the Company Subsidiaries, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Company Common Stock, Company Employee Stock Options and Company Warrants.

          (i)    Subject to Sections 3.01(b), and 3.01(d), each issued and
                            ----------------      -------
     outstanding share of Company Common Stock shall be converted into the Merger Consideration.

          (ii) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section
                                                                         -------
     3.02, without interest.
     ----

          (iii) Company Employee Stock Options and Company Warrants shall be treated as set forth in Section 7.04.
                             ------------

     (d) Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, Dissenters' Shares shall not be converted into Merger Consideration as provided in Section 3.01(c), but rather the holders of Dissenters' Shares shall
            ---------------
be entitled to payment of the fair value of such Dissenters' Shares in accordance with Section 262 of the DGCL; provided, however, that if any such
                                         --------  -------
holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder's Dissenters' Shares shall cease and such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into Merger Consideration as provided in
Section 3.01(c). The Company shall provide prompt notice to Parent of any
---------------
demands received by the Company for appraisal of any shares of Company Common Stock, attempted withdrawals of any such demands and any other documents received in connection with any assertion of rights to payment of fair value under Section 262 of the DGCL, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

     SECTION 3.02 Exchange of Certificates.

     (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the Paying Agent for the payment of the Merger Consideration upon surrender of Certificates representing Company Common Stock. The Surviving Corporation shall provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.01(c) (such cash
                                                      ---------------
being hereinafter referred to as the "Exchange Fund").
                                      -------------

     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate or Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section
                                                                      -------
3.01(c), and the Certificate so surrendered shall forthwith be canceled. In the
-------
event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall (A) pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate, or (B) establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is otherwise not applicable. Until surrendered as contemplated by this Section 3.02, each
                                                      ------------
Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01(c). No
                                                          ---------------
interest shall be paid or shall accrue on any Merger Consideration payable upon the surrender of any Certificate.

     (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article III upon
                                                        -----------
conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving

Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.
                              -----------

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock six months after the Effective Time shall be delivered to the Surviving Corporation, and any holder of Company Common Stock who has not theretofore complied with this
Article III shall thereafter look only to the Surviving Corporation for payment
-----------
of its claim for Merger Consideration.

     (e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. If any Certificate has not been surrendered prior to the date that is five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     (g) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of applicable state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Tax Authority, the Surviving Corporation will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate Tax Authority.

     (h) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 3.01 hereof, provided that the Person to whom the Merger
     ------------
Consideration is paid shall, as a condition precedent to the payment thereof, indemnify the Surviving Corporation in a manner satisfactory to it (including, without limitation, the posting by such Person of such bond and security as the Surviving Corporation may reasonably request) against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

     SECTION 3.03 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock (other than by virtue of the issuance of Company Common Stock under the ESPP in accordance with this Agreement, upon the exercise of Company Employee Stock Options or Company Warrants outstanding on the date of this Agreement and in accordance with their present terms) shall occur that is not otherwise consented to by Parent in writing, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon, in any of these cases with a record date during such period, the cash payable pursuant to the Offer, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

                                  ARTICLE IV

                 Representations and Warranties of the Company

     Except as otherwise disclosed in the Company Disclosure Letter, the Company represents and warrants to Parent and Sub, as follows:

     SECTION 4.01 Organization, Standing and Power. The Company and each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such Permits the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership of its properties make such qualification necessary or beneficial, except in such jurisdictions where the failure to be so qualified, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. True and complete copies of the Company Charter, the Company By-laws and the charter documents, by-laws, organizational documents and partnership, limited liability company and joint venture agreements (and in each case all amendments thereto) of each of the Company Subsidiaries as in effect immediately prior to the date hereof have been delivered to Parent. Neither the Company nor any of the Company Subsidiaries is in violation of any term of its respective certificate of incorporation or by-laws (or other organizational documents).

     SECTION 4.02 Company Subsidiaries; Equity Interests.

     (a) The Company owns directly or indirectly each of the outstanding shares of capital stock or a 100% ownership interest, as applicable, of each of the Company Subsidiaries free and clear of all Liens. Each of the outstanding shares of capital stock of each of the Company Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. The following information for each Company Subsidiary is set forth in Section 4.02 of the
                                                        ------------
Company Disclosure Letter: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the name of each stockholder or owner and the number of issued and outstanding shares of capital stock or share capital held by it or the type and amount of any ownership interest.

     (b) Except for its interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary (i) owns, has any right to, or, except as set forth in Section 4.02 of the Company Disclosure Letter, is, or during the last 90 days has been involved in any material negotiations to, acquire, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person, except through barter transactions entered into in the ordinary and usual course of business and where the amount of the transaction is less than $100,000 or (ii) has the ability to control (whether through the ownership of voting securities or otherwise) any other Person (any of such interests under clause (i) or (ii) other than a
                                          ----------    ----
Company Subsidiary, a "Company Investment"). No Company Investment is,
                       ------------------
individually or when taken together with all other Company Investments, material to the business of the Company and the Company Subsidiaries taken as a whole.

     SECTION 4.03 Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 10,000,000 shares of preferred stock and 100,000 shares of Series A Participating Preferred Stock, $0.001 par value per share ("Company Preferred Stock" and collectively with the
                             -----------------------
Company Common Stock, "Company Capital Stock"). As of the date hereof, (i)
                       ---------------------
40,757,079 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) 241,000 shares of Company Common Stock and no shares of Company Preferred Stock were held by the Company in its treasury, (iii) 8,642,444 shares of Company Common Stock were subject to outstanding Company Employee Stock Options and the weighted average exercise price of such options was $1.3285 per share, and (iv) 161,408 shares of Company Common Stock were subject to outstanding Company Warrants and the weighted average exercise price of such warrants was $2.06 per share and 182,451 shares of Company Common Stock reserved for issuance pursuant to the ESPP. Section 4.03
                                                                    ------------
of the Company Disclosure Letter sets forth a full list of all outstanding Company Employee Stock Options and Company Warrants, including the name of the Person to whom such options (or warrants) have been granted, the number of shares subject to each option (or warrant), the per share exercise price for each option (or warrant), the vesting schedule for each option (or warrant) and whether such option (or warrant) automatically terminate in the event of a change in control of the Company. Except as set forth above, and except for the ESPP, as of the date hereof, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract to which the Company is a party or otherwise bound. Except as set forth above, there are no Voting Company Debts, Company Warrants or Company SARs issued or outstanding and the only rights outstanding under any Company Option Plan are Company Employee Stock Options. Except as set forth above or pursuant to the Company Rights Agreement, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (A) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (B) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (C) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. There are not any (1) outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, or (2) voting trusts or other agreements or understandings to which the Company or any of the Company Subsidiaries is a party with respect to the voting or transfer of capital stock of the Company or any of the Company Subsidiaries.

     SECTION 4.04 Authorization; Validity of Agreement; Necessary Action.

     (a) The Company has full corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to, or in connection with or as contemplated by the Transaction Agreements and to consummate the Transactions. The execution, delivery and performance by the Company of each Transaction Agreement to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and except for the Company Stockholder Approval in the case of the Merger, no other corporate action on the part of the Company is necessary to authorize the consummation of the Transactions. The Transaction Agreements to which the Company is a party have been duly executed and delivered by the Company and constitute (assuming the due authorization, execution and delivery by Parent and Sub), valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

     (b) The Company Board, at a meeting duly called and held prior to execution of any of the Transaction Agreements, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Offer, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer, (iv) recommending that the Company's stockholders approve and adopt this Agreement and (v) adopting this Agreement and the other Transaction Agreements. Such resolutions are sufficient to render inapplicable to Parent and Sub, to this Agreement and the other Transaction Agreements to which the Company is a party, and to the Offer, the Merger and the other Transactions the provisions of
Section 203 of the DGCL. The Company has been advised by each of its directors, executive officers, affiliates or Subsidiaries that each such Person intends to tender all shares of Company Common Stock owned by such Person pursuant to the Offer, except to the extent of any restrictions created by Section 16(b) of the Exchange Act.

     (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"). No vote or approval of any
                   ----------------------------
holder of Company Capital Stock is necessary to approve any Transaction Agreement other than this Agreement or to consummate the Offer or any Transaction other than the Merger.

     SECTION 4.05 No Conflicts; Consents. Except as set forth in Section 4.05 of
                                                                 ------------
the Company Disclosure Letter, the execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in the following sentence, any provision of any Order or Applicable Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the cases of clause (ii) or (iii) above,
                                                  -----------    -----
any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (A) compliance with and filings under the HSR Act, (B) the filing with the SEC of (1) the Schedule 14D-9, (2) a Proxy Statement, if such approval is required by Applicable Law, and (3) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the other Transaction Agreements, the Offer, the Merger and the other Transactions, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (D) such filings as may be required in connection with the Taxes described in Section 7.08, and (E) such other items as are set forth in Section
             ------------                                               -------
4.05 of the Company Disclosure Letter.
----

     SECTION 4.06 SEC Documents; Financial Statements; Undisclosed Liabilities.

     (a) The Company has timely filed with the SEC all Company SEC Documents. As of its respective date, each Company SEC Document, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the requirements of the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (c) The Company and the Company Subsidiaries have no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in accordance with GAAP, except liabilities (i) stated or adequately reserved against in the Financial Statements of the Company included in the Filed Company SEC Documents or disclosed in Section 4.06(c) of the Company
                                            ---------------
Disclosure Letter, or (ii) incurred in the ordinary and usual course of business since March 31, 2001, or (iii) provided for in footnotes to the Financial Statements.

     SECTION 4.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents or the Schedule 14D-9 will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

     SECTION 4.08 Absence of Certain Changes or Events. Except as disclosed in the Filed Company SEC Documents or in Section 4.08 of the Company Disclosure
                                      ------------
Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary and usual course of business, and during such period none of the Company or any Company Subsidiary has:

          (i) experienced or been affected by any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect; or

          (ii) taken any action that would not be permitted to be taken after the date hereof under Section 6.01.
                           ------------

     SECTION 4.09 Taxes.

     (a) All Tax Returns required to be filed or sent through the date hereof and which have not otherwise been validly extended, by or with respect to the Company and the Company Subsidiaries, have been filed or sent and all Taxes required to be paid through the date hereof by the Company and the Company Subsidiaries, whether disputed or not and whether or not shown on any Tax Return, have been paid, except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 4.06 hereof. All such Tax Returns
                                    ------------
were correct and complete in all material respects. The provisions for Taxes on the Financial Statements and on the latest balance sheet included in the Company SEC Documents are sufficient as of their respective dates for the payment of all accrued and unpaid Taxes of any nature of the Company and the Company Subsidiaries, whether or not assessed or disputed. All Taxes and other assessments and levies which the Company or any of the Company Subsidiaries is required to withhold or collect have been withheld and collected and have been paid over to the proper Governmental Entities in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There is no pending dispute or claim concerning any Tax liability of the Company or any of the Company Subsidiaries either (A) claimed or raised by any Tax Authority or (B) as to which the Company has knowledge based upon personal contact with any agent of or other Person acting on behalf of or for such Tax Authority. Except as provided in Section 4.09 of the Company Disclosure
                                          ------------
Letter, neither the Company nor any of the Company Subsidiaries has received notice of any audit of any Tax Return filed by such Person. Except as provided in Section 4.09 of the Company Disclosure Letter, neither the Company nor any of
   ------------
the Company Subsidiaries has received notice of any claim made by any authority in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction. There are no Liens recorded or asserted on any of the assets or properties of the Company or any of the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) The Company has made available to Parent correct and complete copies of all Tax Returns, examination reports, statements of deficiencies assessed against or agreed to by the Company or any of the Company Subsidiaries and all other communications relating thereto since December 31, 1998.

     (c)  Except as set forth in Section 4.09 of the Company Disclosure Letter,
                                 ------------
neither the Company nor any of the Company Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any such waiver or agreement been requested by the IRS or any other Tax Authority; and neither the Company nor any of the Company Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

     (d)  Except as set forth in Section 4.09 of the Company Disclosure Letter:
                                 ------------
(i) neither the Company nor any of the Company Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations or agreed to have Section 341(f)(2) of the Code apply; (ii) neither the Company nor any of the Company Subsidiaries has made any payments, is obligated to make any payments, or is party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G or Section 162(m) of the Code;
(iii) neither the Company nor any of the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (iv) neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation or sharing agreement; (v) neither the Company nor any of the Company Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax return (other than such a group of which the Company is the common parent) or (B) will be required to pay the Taxes of any other Person under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, agreement or otherwise; and (vi) neither the Company nor any of the Company Subsidiaries is or will be required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method). There are no requests for rulings or determinations in respect of any Tax or Tax matter pending between the Company or any of the Company Subsidiaries and any Tax Authority.

     SECTION 4.10 Benefit Plans; ERISA Compliance; Excess Parachute Payments.

     (a)  Section 4.10 of the Company Disclosure Letter contains a true and
          ------------
complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, unemployment compensation, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including, without limitation, any funding mechanism therefor now in effect or required in the future as a result of any Transaction, including the Offer or the Merger or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or the Company Subsidiaries or any of their respective ERISA Affiliates has any present or future right to benefits or under which the Company or the Company Subsidiaries or any of their respective ERISA Affiliates has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans."
                                                       -------------

     (b) With respect to each Company Plan, the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination or opinion letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company, the Company Subsidiaries or any of their ERISA Affiliates concerning the extent or nature of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

     (c) (i) Each Company Plan has been established and complies and has been administered in form and operation in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter or, in the case of a prototype plan, opinion letter from the IRS as to its qualification under Section 401(a) of the Code and the tax-exempt status of any trust which forms a part of such plan under Section 501(a) of the Code, which favorable determination letter or, in the case of a prototype plan, opinion letter covers all amendments to the plan for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or the Company Subsidiaries or any of their respective ERISA Affiliates, to any tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (v) no "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section 4975) has occurred with respect to any Company Plan; (vi) no Company Plan provides retiree welfare benefits (and none of the Company or any Company Subsidiaries has any obligations to provide any retiree welfare benefits) except, in either case, to the extent required by Section 4980B of the Code; and (vii) all awards, grants or bonuses made pursuant to any Company Plan have been, or will be, fully deductible to the Company or the Company Subsidiaries notwithstanding the provisions of Section 162(m) of the Code and the regulations promulgated thereunder.

     (d) With respect to any Company Plan (or the assets thereof), (i) no actions, suits or claims (other than routine claims for benefits in the ordinary and usual course of business) are pending or threatened in writing, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims and (iii) none of the assets of any Company Plan are invested in employer securities or employer real property.

     (e)  Except as set forth in Section 4.10 of the Company Disclosure Letter,
                                 ------------
no Company Plan exists that could result in the payment to any present or former employee of the Company or the Company Subsidiaries or any of their respective ERISA Affiliates of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Company Subsidiary or any of their respective ERISA Affiliates as a result of the Transactions, including the Offer and the Merger. None of the payments contemplated by the Company Plans would, individually or in the aggregate, constitute excess parachute payments (as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof)).

     (f) None of the Company Plans is subject to Title IV of ERISA and none of the Company Plans is a multiemployer plan (as defined in Section 3(37) of ERISA).

     SECTION 4.11 Litigation. Except as set forth in Section 4.11 of the Company
                                                     ------------
Disclosure Letter, there are (i) no continuing Orders, to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound or to which any of their respective directors, officers, employees or agents, in such capacities, is a party or by which any of their respective properties or assets are bound, and (ii) no Proceedings pending and for which service of process has been made against the Company or any Company Subsidiary or against any of their respective directors, officers, employees or agents, in such capacities or, to the knowledge of the Company, threatened or pending against the Company or any Company Subsidiary, or against any of their respective directors, officers, employees or agents, at law or in equity, or before or by any Governmental Entity. There are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary which may call into question the validity or hinder the enforceability or performance of this Agreement or any of the Transaction Agreements, and, to the knowledge of the Company, there has occurred no event, and there does not exist any condition or state of facts, on the basis of which any such claim may be asserted.

     SECTION 4.12 Compliance with Applicable Laws.

     (a) The business of the Company and each Company Subsidiary has been and is being conducted in compliance in all material respects with all Applicable Laws and Orders, including, without limitation, ERISA, all Applicable Laws and Orders relating to antitrust or trade regulation, employment practices and procedures and the health and safety of employees. Except as set forth in
Section 4.12(a) of the Company Disclosure Letter, none of the Company or the
---------------
Company Subsidiaries has, since December 31, 1997, been subject to any Order with respect to any of the foregoing or received any notice, demand letter, inquiry or formal complaint or claim with respect to any of the foregoing or the enforcement of any of the foregoing, nor has the Company or any Company Subsidiary been the subject of any criminal Proceedings or convicted of any felony or misdemeanor.

     (b) The Company and the Company Subsidiaries employ the number of full-time and part-time employees as are indicated in Section 4.12(b) of the Company
                                                 ---------------
Disclosure Letter. Except as set forth in Section 4.12(b) of the Company
                                          ---------------
Disclosure Letter: (i) none of the Company or any of the Company Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, fees, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees; (ii) there are no charges of employment discrimination, retaliation, or unfair labor practices or strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Company Subsidiaries; and (iii) there are no claims or charges relating to or alleging violations of any Applicable Laws and Orders, including, without limitation, ERISA, all Applicable Laws and Orders relating to antitrust or trade regulation, employment practices and procedures and the health and safety of employees, existing, pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries nor, to the knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such claim is reasonably likely to be asserted.

     SECTION 4.13 Contracts; Debt Instruments.

     (a)  Except as disclosed in Section 4.13(a) or 4.15(h) of the Company
                                 ---------------    -------
Disclosure Letter, there are no Material Contracts relating to the business of the Company. Neither the

Company nor any of the Company Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not and could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Company or a Company Subsidiary and, to the knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law). No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by the Company or a Company Subsidiary or, to the knowledge of the Company, any other party thereto under any Material Contract or result (other than due to consummation of the Offer or the Merger) in a right of termination of any Material Contract.

     (b)  Set forth in Section 4.13(b) of the Company Disclosure Letter is (i) a
                       ---------------
list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or the Company Subsidiaries in an aggregate principal amount in excess of $150,000 is outstanding or may be incurred, and (ii) the respective principal amounts currently outstanding thereunder.

     (c)  Except as disclosed in Section 4.13(c) of the Company Disclosure
                                 ---------------
Letter, neither the Company nor any of the Company Subsidiaries has entered into any Contract and there is no commitment, judgment, injunction, Order or decree to which the Company or any Company Subsidiary is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any Company Subsidiary or any Contract that may be terminable as a result of Parent's status as a competitor of any party to such Contract or arrangement. Except as disclosed in Section 4.13(c) of
                                                              ---------------
the Company Disclosure Letter, the Company and the Company Subsidiaries have not entered into any Contract under which the Company or any Company Subsidiary is restricted from selling, licensing or otherwise distributing any of their respective technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

     SECTION 4.14 Company Rights Agreement. The Company has taken all necessary action, including, without limitation, amending the Company Rights Agreement with respect to all of the outstanding Company Rights, (a) to render the Company Rights Agreement inapplicable to this Agreement, the Offer, the Merger and the other Transactions (including the execution of the Stock Option and Tender Agreements), (b) to ensure that in connection with the Merger, the Offer and the Transactions that (i) Parent and Sub, or either of them, are not deemed to be an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement and (ii) no "Share Acquisition Date," "Section 11(a)(ii) Trigger Date" or "Section 13 Event" (as such terms are defined in the Company Rights Agreement) occurs by reason of the execution and delivery of this Agreement or the consummation of the Offer, the Merger or other Transactions (including the execution of the Stock Option and Tender Agreements) and (c) so that the Company will have no obligations under the Company Rights or the Company Rights Agreement in connection with the Offer, the Merger or the Transactions and the holders of Company Common Stock and the associated Company Rights will have no rights under the Company Rights or the Company Rights Agreement in connection with the Offer, the Merger or the Transactions (including the execution of the Stock Option and Tender Agreements) (the "Rights Plan Amendment"). The Company Rights Agreement, as so amended, has not been further amended or modified. Copies of all such amendments to the Company Rights Agreement have been and will be provided to Parent and its counsel for their approval prior to the adoption of any such amendments.

     SECTION 4.15 Intellectual Property.

     (a)  Section 4.15(a) of the Company Disclosure Letter is a complete and
          ---------------
accurate list of all Registered Intellectual Property Rights and specifies, where applicable, the jurisdictions in which each such item of Registered Intellectual Property Rights has been issued or registered.

     (b)  Section 4.15(b) of the Company Disclosure Letter is a complete and
          ---------------
accurate list (by name and version number) of all current products or service offerings of the Company or any of the Company Subsidiaries. Such list set forth in Section 4.15(b) of the Company Disclosure Letter, together with any products
   ---------------
or service offerings of the Company or any Company Subsidiary that have been distributed or provided in the two year period preceding the date hereof or which are intended to be distributed in the future or are under development are referred to herein as the "Company Products".
                           ----------------

     (c) The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the enforceable right to use, all Material Intellectual Property Rights that are currently used in the conduct of the business of the Company and the Company Subsidiaries. The Company has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use of all the Material Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which the Material Intellectual Property Rights are being used. Without limiting the foregoing: (i) the Company owns or has a license to use all trade names, logos, common law and statutory trademarks and service marks used in connection with the operation or conduct of the business of the Company and the Company Subsidiaries, including the sale, distribution or provision of any Company Products by the Company or the Company Subsidiaries and (ii) the Company owns or has a license to use all copyrighted works that are Company Products and used in connection with the operation or conduct of the business of the Company and the Company Subsidiaries, including the sale, distribution or provision of any Company Products by the Company or the Company Subsidiaries.

     (d) No claims with respect to any Intellectual Property Rights owned or used by the Company and the Company Subsidiaries have been asserted or are threatened in writing by any Person, and to the knowledge of the Company there is no basis for any Person to make any claim, (i) to the effect that the sale, licensing or use of any of the Company Products as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of the Company Subsidiaries infringes on any Intellectual Property Rights of another Person, (ii) against the use by the Company or any of the Company Subsidiaries of any Intellectual Property Rights of another Person,
(iii) challenging the ownership by the Company or any of the Company Subsidiaries or the validity of any of Intellectual Property Rights owned or used by the Company or any of the Company Subsidiaries, or (iv) to the effect that the Company or any Company Subsidiary is engaged in any unfair competition or trade practices under any jurisdiction, except claims which have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights owned or used by the Company and the Company Subsidiaries by any third party, including, without limitation, any employee or former employee of the Company or any of the Company Subsidiaries, which has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Intellectual Property Rights owned or used by the Company and the Company Subsidiaries or Company Product is subject to any Proceeding or outstanding Order restricting in any manner the use, licensing or transfer thereof by the Company or any of the Company Subsidiaries or which may affect the validity, enforceability or use of such Intellectual Property Rights, except to the extent any such restriction has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (e)  To the Company's knowledge and except as set forth in Section 4.15(e)
                                                                ---------------
of the Company Disclosure Letter, each material item of Registered Intellectual Property Rights is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property Rights have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other Governmental Entity, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights in the ordinary and usual course of the Company's or any Company Subsidiary's business.

     (f)  Except as set forth in Section 4.15(f) of the Company Disclosure
                                 ---------------
Letter, neither the Company nor any Company Subsidiary has knowingly permitted the Company's rights in any Material Intellectual Property Rights to lapse or enter the public domain.

     (g)  Section 4.15(g) of the Company Disclosure Letter lists all Material
          ---------------
Contracts to which the Company or any Company Subsidiary is a party: (i) with respect to Company Intellectual Property Rights licensed or transferred to any third party (other than end-user licenses in the ordinary and usual course of business); or (ii) pursuant to which a third party has licensed or transferred any Material Intellectual Property Rights to the Company or any Company Subsidiary (other than end-user licenses in the ordinary and usual course of business). Except as set forth in Section 4.15(g) of the Company Disclosure
                                  ---------------
Letter, all Material Contracts relating to either (i) the Company Intellectual Property Rights or (ii) Intellectual Property Rights of a third party licensed to the Company or any Company Subsidiary, are in full force and effect. Except as set forth in Section 4.15(g) of the Company Disclosure Letter, the
                ---------------
consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Company

Subsidiary under such Material Contracts. To the Company's knowledge, it and each of its Subsidiaries is in compliance with, and has not materially breached any term of any such Material Contracts and, to the knowledge of Company, all other parties to such Material Contracts are in compliance with, and have not materially breached any term of, such Material Contracts. Except with respect to the nontransferable Contracts listed in Section 4.15(g) of the Company
                                        ---------------
Disclosure Letter, following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such Contracts to the same extent the Company and the Company Subsidiaries would have been able to had the Transactions not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay. Neither this Agreement nor the Transactions, including the assignment to Parent or Sub by operation of law or otherwise of any Contracts to which any Company Subsidiary is a party, will result in (i) either Parent's or the Sub's granting to any third party any right to or with respect to any Material Intellectual Property Rights owned by, or licensed to, either of them, (ii) either Parent or Sub being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either Parent or Sub being obligated to pay any royalties or other material amounts to any third party in excess of those otherwise payable by the Company or any of its Subsidiaries.

     (h) The Company and each of its Subsidiaries have taken reasonable steps under the relevant circumstances to protect their respective rights in the confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third parties provided to the Company or any of the Company Subsidiaries.

     (i) The Company and each Company Subsidiary have received Valid Consents (as defined below) from all Persons who have provided personal information, which are sufficient to give the Company or any Company Subsidiary the right to use such personal information for the purposes of conducting the Company's or any Company Subsidiary's current activities, and the Company's or any Company Subsidiary's future activities to the extent such future activities are already planned. For the purposes of this Section 4.15(i), "Valid Consents" shall mean
                                  ---------------   --------------
consents obtained from persons aged 18 and over, using only the Company's "True-Opt-In" or double opt-in method by which the persons providing personal information to the Company or any Company Subsidiary have both (a) indicated their consent by checking a box which signifies his or her desire to have his or her personal information registered with the site and used by the Company or any Company Subsidiary, and (b) thereafter responded to a confirmatory e-mail message to signify his or her desire to have his or her personal information registered with the site and used by the Company or any Company Subsidiary. To the knowledge of the Company and each Company Subsidiary, the Company and its Subsidiaries have not used any personal information without or beyond the scope of a Valid Consent. The Company and each Company Subsidiary have placed all personal information relating to Persons who have signified that they do not grant or later revoke a Valid Consent in an unsubscribed archive file where such data is stored but not used by the Company or any Company Subsidiary. The Company and each Company Subsidiary have not collected and do not maintain any personal information about persons outside the United States in violation of any Applicable Law.

     (j)  Except as disclosed in Section 4.15(j) of the Company Disclosure
                                 ---------------
Letter, all personnel, including, without limitation, employees, agents, consultants and contractors, who have contributed to or participated in any material respect in the conception and development of the Company's Intellectual Property have executed nondisclosure agreements in the form set forth in Section 4.15(j) of the Company
                                                  ---------------
Disclosure Letter and either (i) have been a party to a "work-for-hire" arrangement or agreements with the Company or a Company Subsidiary in accordance with Applicable Law that has accorded the Company or any Company Subsidiary full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company or any Company Subsidiary as assignee that have conveyed to the Company or any Company Subsidiary effective and exclusive ownership of all tangible and intangible property thereby arising.

     (k) The Company and the Company Subsidiaries use commercially reasonable efforts to regularly scan its software programs and the Material Intellectual Property with "best-in-class" virus detection software. As of the date hereof, to the Company's knowledge, the Company's software programs and other Material Intellectual Property Rights of the Company contain no Viruses. For the purposes of this Agreement, "Virus" means any computer code intentionally designed to
                    -----
disrupt, disable or harm in any manner the operation of any software or hardware. None of the foregoing contains any worm, bomb, backdoor, clock, timer or other disabling device code, design or routine which causes the software to be erased, inoperable or otherwise incapable of being used, either automatically or upon command by any party.

     SECTION 4.16 Takeover Laws. The Company's Board of Directors has taken all action necessary to ensure that Section 203 of the DGCL will not impose any additional procedural, voting, approval, fairness or other restrictions on the timely consummation of the Transactions or restrict, impair or delay the ability of Parent to engage in any transaction with the Company or to vote or otherwise exercise all rights as a stockholder of the Company. No other "fair price," "moratorium," "control share acquisition" or other anti-takeover statute or regulation of any Governmental Entity (together with Section 203 of the DGCL, each individually referred to as a "Takeover Statute") is applicable to the
                                    ----------------
Company or the Transactions.

     SECTION 4.17 Affiliate Transactions. There are no loans, leases or other Contracts between the Company or any of the Company Subsidiaries and any present or former stockholder, director or officer thereof or any member of such officer's, director's or stockholder's family, or any Person controlled by such officer, director or stockholder or his or her family, including, without limitation, any transaction that would be disclosable pursuant to Item 404 of SEC Regulation S-K. No director or officer of the Company or any of the Company Subsidiaries nor any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director or in another similar capacity of, any supplier or other independent contractor of the Company or any of the Company Subsidiaries, or any Person that has a Contract with the Company or any of the Company Subsidiaries.

     SECTION 4.18 Real Property. (a) Neither the Company nor any Company Subsidiary owns any real property. The Company and each Company Subsidiary has valid leasehold interests in all real properties used or occupied by them, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary and usual course of business and except for encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. Neither the Company nor any Company Subsidiary has an option to purchase any real property. All of the real property leased by the Company and each of the Company Subsidiaries is identified in Section 4.18(a) of
                                                              ---------------
the Company Disclosure Letter (herein referred to as the "Company Leased Real
                                                          -------------------
Property").
--------

     (b) Status of Leases. All leases of the Company Leased Real Property are identified in Section 4.18(b) of the Company Disclosure Letter, and true and
              ---------------
complete copies thereof have been delivered to Parent. Each of said leases has been duly authorized and executed by the Company or the Company Subsidiary party thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the Company or the Company Subsidiary party thereto, and is enforceable in accordance with its respective terms. The Company or the Company Subsidiary party thereto has not received notice of any default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the Company, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

     (c)  Condition of Real Property. Except as set forth in Section 4.18(c) of
                                                             ---------------
the Company Disclosure Letter, all premises constituting a part of the Company Leased Real Property are in good operating condition and repair, have been well maintained and there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Company Leased Real Property.

     SECTION 4.19 Insurance. No notice of cancellation or termination has been received by the Company or any Company Subsidiary with respect to any insurance policy. The Company and each Company Subsidiary carry insurance in amounts and types of coverage which are adequate and customary in the industry and against risks and losses which are usually insured against by Persons holding or operating similar properties and similar businesses. No claims have been asserted by the Company or any Company Subsidiary under any of the insurance policies of the Company or any Company Subsidiary or relating to their properties, assets or operations. Each such insurance policy shall continue to be in full force and effect following consummation of the Transactions.

     SECTION 4.20 Compensation. Section 4.20 of the Company Disclosure Letter
                                ------------
constitutes a full and complete list of each director, officer or employee of the Company or any Company Subsidiary whose total compensation from the Company or the Company Subsidiaries on an annualized basis exceeds $100,000 specifying their names and job designations, the total compensation paid or payable, the basis of such compensation, whether fixed or commission or a combination thereof, and their current rate of pay. Except as otherwise disclosed in Section
                                                                         -------
4.20 of the Company Disclosure Letter, since December 31, 2000 there has been no
----
material change in compensation, by means of wages, salaries, bonuses, gratuities or otherwise, to any such director, officer or employee of the Company or any Company Subsidiary or any change in compensation, either material in amount or other than in the ordinary and usual course of business, to any other director, officer or employee of the Company or any Company Subsidiary.

SECTION 4.21 Privacy. The Company and each Company Subsidiary uses, and since December 31, 1999 has always used, commercially reasonable efforts to comply with its then-current privacy policy, including, without limitation, those posted on Company's and each Company Subsidiary's web site(s). The Company and each Company Subsidiary has conducted their respective businesses and used commercially reasonable efforts to maintain its data at all times in accordance with (i) the standards promulgated by the Online Privacy Alliance, (ii) the standards promulgated by the Direct Marketing Association, and (iii) all Applicable Laws, including, without limitation, those relating to the use of information collected from or about consumers. The Company and each Company Subsidiary are, and have always been, in compliance with their respective customers' privacy policies, when required to do so by Contract.

SECTION 4.22 Receivables. Except for Receivables (as defined below) that are reserved for and properly reflected on the Financial Statements, all receivables of the Company and the Company Subsidiaries that are reflected on the most recently filed Company SEC Documents as of the Closing Date (collectively, the "Receivables") represent or will represent valid obligations arising from
 -----------
transactions actually made or services actually performed in the ordinary and usual course of business. Subject to such reserves and offsets for offsetting current liability balances for the same customer, each of the Receivables either has been collected in full, or will be collected in full, without any discount, within 90 days after the day at which it first becomes due and payable in full. There is no contest, claim or right of set-off, other than returns in the ordinary and usual course of business, under any Contract with any obligor of any Receivables relating to the amount or validity of such Receivables.

SECTION 4.23 Copies of Certain Documents. The Company has previously made available to the Parent true and complete copies of: (i) all Contracts entered into by the Company or any Company Subsidiary, if any, providing for any acquisition or disposition of any businesses or products of any Person or the Company or any Company Subsidiary; and (ii) a complete list of all investments of the Company and the Company Subsidiaries, if any, in marketable or other securities (whether debt or equity) for investments made in the twelve months prior to the date hereof.

SECTION 4.24 Underlying Documents. All documents listed or described in the Company Disclosure Letter referred to in this Agreement have previously been furnished or made available to Parent or its representatives.

SECTION 4.25 Brokers; Fees and Expenses.

     (a) No broker, investment banker, financial advisor or other Person, other than Robertson Stephens, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and or any other Transaction based upon arrangements made by or on behalf of the Company. The amount of the fees of the Company's counsel, accountants and financial advisors which are payable in connection with the Transactions and the estimated amount of all other fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions are set forth and itemized in Section 4.25 of the Company Disclosure Letter. The Company
                      ------------
has furnished to Parent a true and
complete copy of all Contracts between the Company and Robertson Stephens, Inc. relating to the Offer, the Merger and the other Transactions.

                                   ARTICLE V

                Representations and Warranties of Parent and Sub

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 5.01 Organization, Standing and Power.

     (a) Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to conduct its businesses as presently conducted, other than such Permits the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 5.02 Sub. Sub is a wholly owned Subsidiary of Parent and, since the date of its incorporation, has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

     SECTION 5.03 Financing. Parent has or has available to it, and will make available to Sub, all funds necessary to consummate all the Transactions and pay the related fees and expenses of Parent and Sub.

     SECTION 5.04 Ownership of Company Common Stock. Except for the transactions contemplated by the Stock Option and Tender Agreements, as of the date of this Agreement, neither Parent nor Sub beneficially owns any Company Common Stock.

     SECTION 5.05 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Sub has full corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and each agreement, document and instrument to be executed and delivered by or on behalf of Parent and/or Sub, as the case may be, pursuant to or in connection with the Transaction Agreements and to consummate the Transactions. The Board of Directors of Sub (the "Sub Board") has adopted a resolution approving this Agreement. The
      ---------
execution, delivery and performance by Parent and Sub of this Agreement and the Transaction Agreements to which either is a party and the consummation of the Transactions have been duly authorized by the Board of Directors of Parent (the "Parent Board") and the Sub Board and by Parent as the sole stockholder of Sub
 ------------
and, except as set forth in the Section 5.05 of the Parent Disclosure Letter, no
                                ------------
other corporate action on the part of Parent or Sub or any other Person is necessary to authorize the execution and delivery by Parent and Sub of this Agreement, any Transaction Agreement or the consummation of the Transactions. This Agreement, assuming due and valid authorization, execution and delivery thereof by the Company, constitutes, and when executed and delivered by the Parent and/or Sub, as the case may be, each other Transaction Agreement will constitute, legal, valid and binding obligations of each of Parent and Sub, as the case may be, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

     SECTION 5.06 No Conflicts; Consents. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party, do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under any provision of (i) the charter or organizational documents of Parent or Sub, (ii) any material Contract to which Parent or Sub is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in the following sentence, any Order or Applicable Law applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above,
                                                 ------------     -----
any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or Sub in connection with the execution, delivery and performance of any Transaction Agreement to which Parent or Sub is a party or the consummation of the Transactions, other than (A) compliance with and filings under the HSR Act, (B) the filing with the SEC of (x) the Offer Documents and (y) such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement and the other Transaction Agreements, the Offer, the Merger and the other Transactions, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) such filings as may be required in connection with the taxes described in Section 7.08 and (E) such other items
                                          ------------
as are set forth in Section 5.06 of the Parent Disclosure Letter.
                    ------------

     SECTION 5.07 Information Supplied. None of the information supplied or to be supplied in writing by Parent or Sub for inclusion or incorporation by reference in (i) Offer Documents or the Schedule 14D-9 will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

     SECTION 5.08 Brokers. Neither Parent nor Sub has entered into any contract, agreement, arrangement or understanding with any Person which may result in the obligation of Parent or Sub to pay any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to the Transaction Agreements or consummation of the Transactions. Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments against Parent or Sub in connection with the negotiations leading to the Transaction Agreements or consummation of the Transactions.

     SECTION 5.09 Litigation. As of the date of this Agreement, there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or Sub which may call into question the validity or hinder the enforceability or performance of this Agreement or any of the Transaction Agreements.

                                  ARTICLE VI

                   Covenants Relating to Conduct of Business

     SECTION 6.01 Conduct of Business.

     (a) Conduct of Business by the Company. Except for matters (i) expressly permitted by the Transaction Agreements, (ii) specifically identified in Section
                                                                         -------
6.01 of the Company Disclosure Letter, or (iii) taken with Parent's prior
----
written consent, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its operations in the ordinary and usual course of business and use its commercially reasonable efforts to preserve intact its current business organization, assets and properties and keep available the services of its present officers and employees and maintain its existing relationships with customers, suppliers, vendors, licensors, licensees, distributors and agents and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization of the Company or any of the Company Subsidiaries;

          (ii) authorize for issuance, issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock under the ESPP in accordance with this Agreement or upon the exercise of Company Employee Stock

     Options or Company Warrants outstanding on the date of this Agreement and in accordance with their present terms;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any Person or division thereof or (B) any assets outside the ordinary and usual course of business;

          (v) (A) grant to any present or former employee, officer or director of the Company or any Company Subsidiary any increase in compensation or fringe benefits, except for increases in salary for current non-officer employees in the ordinary and usual course of business, (B) grant to any present or former employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, (C) other than entering into employment agreements with employees of the Company approved in advance by Parent in the ordinary and usual course of business, enter into or amend any employment, consulting, indemnification, severance or termination agreement with any such present or former employee, officer or director, (D) establish, adopt, enter into or amend in any material respect any Company Plan, (E) except as permitted or required under Section 7.04 or Section 7.05, take any action to accelerate any
           ------------    ------------
     rights or benefits, or make any material determinations not in the ordinary and usual course of business, under any Company Plan, (F) loan or advance money or other property to any present or former employees, officers or directors of the Company or (G) except as permitted or required under
     Section 7.04 or Section 7.05, grant any new, or amend any existing, Company
     ------------    ------------
     Employee Stock Option or enter into any agreement under which any Company Employee Stock Option would be required to be issued;

          (vi) make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

          (vii) sell, lease, license or otherwise dispose of or permit to become subject to any Lien, other than a Permitted Lien, any properties or assets, tangible or intangible;

          (viii) (A) incur any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another Person, enter into any "keep well," support or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary and usual course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company or to customers of the Company or a Company Subsidiary in the ordinary and usual course of business;

          (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $150,000 or, in the aggregate, are in excess of $500,000;

          (x) make any Tax election or settle or compromise any Tax liability or refund;

          (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary and usual course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements of the Company included in the Filed SEC Documents or incurred in the ordinary and usual course of business, (B) cancel any material Indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

          (xii) (A) amend any Material Contract or Contract providing for payments or otherwise involving amounts in excess of $150,000 or, except in the ordinary and usual course of business, enter into any Material Contract, (B) waive, release or assign any material right or claim, or (C) license any Material Intellectual Property Right to or from any third party;

          (xiii)  initiate, compromise or settle any Proceeding;

          (xiv)   close any facility or office; or

          (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Other Actions. The Company shall not, and shall not permit any Company Subsi diary to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in any Transaction Agreement becoming untrue or (ii) any condition to the Offer set forth in Exhibit A or any condition to the Merger set forth in Article
                   ---------                                             -------
VIII not being satisfied.
----

     (c)  Advice of Changes.

          (i) The Company shall promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Company Material Adverse Effect.

          (ii) After the date hereof, the Company shall have the continuing obligation promptly to inform Parent in writing, and shall use its reasonable best efforts to prevent, or promptly remedy (i) any matter hereafter arising or discovered which would have been required to be set forth or described in the Company Disclosure Letter or would have been required to be taken as an exception to any representation or warranty of the Company in order for the representations and warranties of the Company to be true and correct at and as of the times such representations and warranties are required to be true and correct in accordance with this Agreement or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided,
                                                                       --------
     however, that no such notification supplied to Parent shall be deemed to
     -------
     amend or supplement the Company Disclosure Letter or to correct or cure any breach of any representations, warranties, covenants, agreements or conditions of the Company made under any Transaction Agreement.

     SECTION 6.02  No Solicitation.

     (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company and the Company Subsidiaries shall not (and the Company will not permit any of its or any of its Company Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to), directly or indirectly, (i) solicit, encourage, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by the Company or otherwise) or take any other action intended or designed to facilitate any inquiry or effort of any Person (other than Parent) relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to as an "Alternative Acquisition"), (ii) provide information with
                   -----------------------
respect to the Company to any Person, other than Parent, relating to a possible Alternative Acquisition by any Person, other than Parent, (iii) enter into an agreement with any Person, other than Parent, providing for a possible Alternative Acquisition, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent. Notwithstanding the foregoing, prior to the acceptance for payment of Company Common Stock pursuant to, and subject to the conditions of, the Offer, the Company Board (or any committee thereof) may, to the extent required by the fiduciary obligations of the Company Board under Delaware law, as determined in good faith by the Company Board (or any committee thereof), in response to a proposal for an Alternative Acquisition ("Alternative
                                                                     -----------
Acquisition Proposal") that the Company Board (or any committee thereof)
--------------------
determines, in good faith after consultation with independent counsel and an independent financial advisor, is or is reasonably likely to result in a Superior Company Proposal (as defined in Section 6.02(e)), that was not
                                         ----------------
solicited by the Company and that did not otherwise result from a breach of this
Section 6.02(a) and subject to providing prior written notice of its decision to
---------------
take such action to Parent, (x) furnish information with respect to the Company to the Person making such Alternative Acquisition Proposal and its representatives pursuant to a confidentiality agreement with terms not materially more favorable to the Person making the Alternative Acquisition Proposal than those applicable to Parent under the Confidentiality Agreement and
(y) participate in discussions and negotiations with such Person and its representatives to the extent required by the fiduciary duties of the Company Board regarding such Alternative Acquisition Proposal. The Company shall, and shall cause its representatives to, cease immediately all discussions and negotiations that may have occurred prior to the date of this Agreement regarding any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Acquisition Proposal. For purposes of this Section 6.02 and
                                                              -------------
Section 9.02(b)(ii), the term "Person" shall include any "group" as defined in
-------------------
Section 13(a)(3) of the Exchange Act. Without limiting the foregoing, it is
----------------
understood that any violation of the restrictions set forth in this Section 6.02
                                                                    ------------
by any director,
officer or employee of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Company or any Company Subsidiary shall be deemed to be a breach of this Section
                                                                         -------
6.02 by the Company.
----

     (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger, (ii) approve or cause or permit the Company to enter into any letter of intent, agreement in principle, definitive agreement or similar agreement constituting or relating to, or which is intended to or is reasonably likely to lead to any Alternative Acquisition Proposal,
(iii) approve or recommend, or propose to approve or recommend, any Alternative Acquisition Proposal or (iv) agree or resolve to take actions set forth in clauses (i), (ii) or (iii) of this sentence. Notwithstanding the foregoing, if,
-----------  ----    -----
during the period prior to the acceptance for payment of the Company Common Stock pursuant to the Offer, the Company Board receives a Superior Company Proposal and the Company Board determines, in good faith after consultation with independent counsel, that it is necessary to do so in order to comply with its fiduciary obligations under Delaware law, the Company Board may, during such period, in response to a Superior Company Proposal that was unsolicited and did not otherwise result from a breach of Section 6.02(a), withdraw or modify its
                                      ---------------
approval or recommendation of the Offer, the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal.

     (c) The Company promptly, and in any event within 24 hours, shall advise Parent orally and in writing of any Alternative Acquisition Proposal or any inquiry with respect to or that could lead to any Alternative Acquisition Proposal, the identity of the Person making any such Alternative Acquisition Proposal or inquiry and the material terms of any such Alternative Acquisition Proposal or inquiry. The Company shall (i) keep Parent reasonably informed of the status, including any change to the details, of any such Alternative Acquisition Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the Company from any third party in connection with any Alternative Acquisition Proposal or sent or provided by the Company to any third party in connection with any Alternative Acquisition Proposal.

     (d)  Nothing contained in this Section 6.02 shall prohibit the Company from
                                    ------------
taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board after consultation with independent counsel, failure so to disclose could be inconsistent with its obligations under Applicable Law. Notwithstanding the foregoing, except as set forth in Section 6.02(b), in no
                                                      ---------------
event shall the Company Board or any committee thereof withdraw or modify, or propose to withdraw or modify its position with respect to this Agreement, the Offer or the Merger or adopt, approve or recommend, or propose to adopt, approve or recommend any Alternative Acquisition Proposal.

     (e)  For purposes of this Agreement, "Superior Company Proposal" means any
                                           -------------------------
proposal made by a third party to acquire all or substantially all the equity securities or assets of the Company, or other transaction for the acquisition of all or substantially all the equity securities or assets of the Company through a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale or a joint venture, (i) that is not subject to a financing contingency, (ii) that is on terms which the Company Board determines in its good faith judgment (after consultation with an independent financial adviser, with only customary qualifications, and independent legal counsel) to be superior for the holders of the Company Common Stock, from a financial point of view, to the Offer and the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal made by Parent to amend the terms of this Agreement, the Offer and the Merger) taking into account the likelihood of consummation in light of all financial, regulatory, legal and other aspects of such proposal (including, without limitation, any antitrust or competition law approvals or non-objections).

     (f) The Company and the Company Board shall not (i) redeem the Company Rights under the Company Rights Agreement, or (ii) waive or amend any provision of the Company Rights Agreement, in any such case to permit or facilitate the consummation of any Alternative Acquisition Proposal, unless this Agreement has been terminated in accordance with its terms.

                                  ARTICLE VII

                             Additional Agreements

     SECTION 7.01 Preparation of Proxy Statement; Stockholders Meeting.

     (a) If the approval of this Agreement by the Company's stockholders is required by Applicable Law, the Company shall, as soon as practicable following the expiration of the Offer, prepare in accordance with the rules and regulations of the SEC and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

     (b) If the approval of this Agreement by the Company's stockholders is required by Applicable Law, the Company shall, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of seeking Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they approve this Agreement and the Merger, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement, the Offer or the Merger as permitted by
Section 6.02(b). Notwithstanding the foregoing, if Sub or any other Subsidiary
---------------
of Parent shall acquire at least

90% of the outstanding shares of Company Common Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL.

     (c) Parent shall cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by Sub or any other Subsidiary of Parent to be voted in favor of the approval of this Agreement and the Merger.

     SECTION 7.02 Access to Information; Confidentiality.

     (a) The Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, Contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Without limiting the generality of the foregoing, the Company shall, within two business days of request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock would be entitled under
Section 220 of the DGCL (assuming such holder met the requirements of such section). All information exchanged pursuant to this Section 7.02 shall be
                                                     ------------
subject to the Confidentiality Agreement and the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

     (b) Except as otherwise provided in the Confidentiality Agreement, prior to the Effective Time and after any termination of this Agreement, each party hereto will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Applicable Law, all confidential documents and information concerning other parties hereto furnished to it or its Affiliates in connection with the Transactions, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of such party or
(iii) later lawfully acquired by such party from sources other than other parties to this Agreement; provided that each party may disclose such
                           --------
information to its Parent and the Company shall be responsible for a breach of this Section 7.02(b) by any of their respective officers, directors, employees, accountants, counsel, consultants, representatives, advisors and agents. officers, directors, employees, accountants, counsel, consultants, representatives, advisors and agents in connection with the Transactions so long as such party informs such Persons of the confidential nature of such information and directs them to treat it confidentially. Each party shall satisfy its obligation to hold any such information in confidence if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, representatives, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, that it or its Affiliates obtained, or that were obtained on their behalf, from the other party in connection with this Agreement and that are subject to such confidence. Each of

Parent and the Company shall be responsible for a breach of this Section 7.02(b)
                                                                 ---------------
by any of their respective officers, directors, employees, accountants, counsel, consultants, representatives, advisors and agents.

     SECTION 7.03      Commercially Reasonable Efforts; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any necessary approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including, without limitation, under the HSR Act, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, the Company and the Company Board shall (A) take all commercially reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement, and (B) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any other Transaction Agreement, take all commercially reasonable action necessary to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions.

     (b) Notwithstanding anything to the contrary in this Agreement, (i) the Company shall not, without Parent's prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including, without limitation, covenants affecting business operating practices (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters), and the Company shall commit to, and shall use its reasonable best efforts to effect (and shall cause its Subsidiaries to commit to and use their reasonable best efforts to effect), any such divestitures, licenses, hold separate arrangements or similar matters as Parent shall request, but solely if such divestitures, licenses, hold separate arrangements or similar matters are contingent on consummation of the Offer and
(ii) neither Parent nor any of its Subsidiaries shall be required to agree (with respect to (A) Parent or its Subsidiaries or (B) the Company or its Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters, including, without limitation, covenants affecting business operating practices.

     (c) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by the Transaction Agreements, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any Governmental Entity with respect to Transactions.

     SECTION 7.04   Company Employee Stock Options and Company Warrants.

     (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Option Plans) shall adopt, or shall cause to be adopted, such resolutions or take, or cause to be taken, all such other actions as are required to adjust the terms of all outstanding Company Employee Stock Options heretofore granted under any Company Option Plan or otherwise, to provide that each Company Employee Stock Option outstanding immediately prior to the Effective Time, to the extent then vested and exercisable in accordance with its terms, shall be canceled as of the Effective Time in exchange for a cash payment by the Company to be made on the date following the Effective Time (or as soon as practicable thereafter) of an amount equal to (i) the excess, if any, of (A) the price per share of Company Common Stock to be paid pursuant to the Offer over (B) the exercise price per share of Company Common Stock subject to such Company Employee Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Employee Stock Option shall not theretofore have been exercised. Any Company Employee Stock Option for which the calculation in the preceding sentence results in an amount equal to zero or a negative amount shall be canceled as of the Effective Time in exchange for a cash payment equal to zero.

     (b) As soon as practicable after the date of this Agreement, the Company Board (or, if appropriate, the committee administering the Company 1999 Stock
Plan) shall adopt, or shall cause to be adopted, such resolutions or take, or cause to be taken, all such other actions as are required to adjust the terms of all outstanding Company Employee Stock Options heretofore granted under the Company 1999 Stock Plan to provide that such options which are held by individuals who are employed by the Company as of the Effective Time will become fully vested as of the Effective Time to the extent that such Company Employee Stock Options would have become vested in accordance with the provisions of
Section 12(c) of the Company 1999 Stock Plan had the optionholder's employment with the Company been Constructively Terminated (as defined in the Company 1999 Stock Plan) as of the Effective Time. Any Company Employee Stock Options which become vested pursuant to this paragraph (b) shall be canceled as of the
                               -------------
Effective Time in exchange for a cash payment by the Company in accordance with the provisions of paragraph (a).
                  -------------

     (c) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Option Plans) shall take all actions as are required to cause each Company Employee Stock Options which are not vested as of the Effective Time to be cancelled as of the Effective Time.

     (d)  All amounts payable pursuant to this Section 7.04 shall be subject to
                                               ------------
any required withholding of Taxes and shall be paid without interest. The Company shall use its reasonable best efforts to obtain all consents of the holders of the Company Employee Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Employee Stock Option until all necessary consents are obtained.

     (e) The Company Board shall adopt, or shall cause to be adopted, such resolutions or take such other actions as are required so that the Company Option Plans shall terminate as of the Effective Time, and the provisions in any other Company Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and to ensure that following the Effective Time no holder of a Company Employee Stock Option or any participant in any Company Option Plan or other Company Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

     (f) The Company shall as soon as practicable but in no event later than the date the Offer is commenced, provide to each holder of Company Warrants in a form reasonably acceptable to Parent the notice contemplated by Section 8 of each such holders' respective warrant agreement. All Company Warrants not exercised prior to the Effective Time shall be terminated without consideration.

     SECTION 7.05 Employee Stock Purchase Plan. The Company Board (or any committee thereof) shall take such action as may be necessary or desirable in the reasonable judgment of Parent under the Company's 1999 Employee Stock Purchase Plan, as the same may be amended (the "ESPP"), to cause the ESPP to be
                                                ----
terminated effective with the Exercise Date occurring on June 30, 2001 pursuant to Section 20 of the ESPP.

     SECTION 7.06   Indemnification; D&O Insurance.

     (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries (each, an "Indemnified Party") as provided in their
                                -----------------
respective certificates of incorporation or by-laws or in any indemnification agreement between the Company and any Indemnified Party as in effect immediately prior to the date of this Agreement shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time.

     (b) Parent shall cause to be maintained for a period of six years from the Effective Time the Company's current D&O Insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (such amount, the "Maximum Premium"). Upon request by Parent, the Company shall use
             ---------------
its reasonable best efforts to extend coverage under the Company's D&O Insurance by obtaining a six-year "tail" policy (provided that the lump sum payment to purchase such coverage does not exceed three times the Maximum Premium) and such "tail" policy shall satisfy Parent's obligations under this Section 7.06(b).
                                                            ---------------
Parent's obligations under this Section 7.06(b) shall also be satisfied if
                                ---------------
Parent's D&O Insurance provides (or is amended to provide) substantially similar coverage for events occurring prior to the Effective Time for persons who are directors and officers of the Company on the date of this Agreement. If the Company's existing D&O Insurance expires, is terminated or canceled during such six-year period or a "tail" policy cannot be purchased on the terms set forth above and Parent cannot or determines not to satisfy its obligations under this
Section 7.06(b) pursuant to the preceding sentence, Parent shall use reasonable
---------------
best efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. The Company represents to Parent that the last annual premium paid prior to the date of this Agreement is not greater than $639,045.

     (c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Surviving Corporation assume the obligations set forth in this Section 7.06.
                                                     ------------

     (d)  The provisions of this Section 7.06 are intended to be for the benefit
                                 ------------
of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     SECTION 7.07 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 7.08 Transfer Taxes. Either Sub or the Surviving Corporation shall pay all Transfer Taxes, if any, and any penalties or interest with respect to the Transfer Taxes, payable in connection with the consummation of the Offer or the Merger, and all Stock Transfer Taxes, if any, and any penalties or interest with respect to any such Stock Transfer Taxes. The Company acknowledges that the amount of the Transfer Taxes payable with respect to any shares of Company Common Stock may be withheld by Sub from the amount to be paid pursuant to the Offer and the Merger with respect to such shares, unless the date on which the beneficial owner of such shares acquired beneficial ownership thereof is certified to Sub.

     SECTION 7.09 Potential Litigation. The Company shall give Parent the opportunity to participate fully in the conduct of the defense or the settlement of any litigation against the Company and its directors relating to any Transaction. No settlement of any such litigation shall be agreed to without Parent's prior written consent.

     SECTION 7.10 Other Actions by the Company and Parent. If requested by Parent prior to the Effective Time, the Company Board shall take all necessary action to terminate or redeem all of the outstanding Company Rights and to terminate the Company Rights Agreement, effective immediately prior to the Effective Time.

                                 ARTICLE VIII

                             Conditions Precedent

     SECTION 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. If required by Applicable Law, the Company shall have obtained Company Stockholder Approval.

     (b) Antitrust. The waiting period (and any extension thereof) applicable to any of the Transactions under the HSR Act shall have been terminated or shall have expired and any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of Merger, shall have been obtained or made.

     (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or imposing any conditions or limitations on the consummation of any of the Transactions shall be in effect; provided, however, that each of the parties
                                 --------  -------
shall have used its reasonable best efforts to prevent the entry of any such injunction or other Order and to appeal as promptly as possible any such injunction or other order that may be entered.

     (d) Acceptance of Shares. Sub shall have accepted shares of Company Common Stock for payment pursuant to the Offer.

                                  ARTICLE IX

                       Termination, Amendment and Waiver

     SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after Company Stockholder
Approval:

     (a)  by mutual written consent of Parent, Sub and the Company;

     (b)  by either Parent or the Company:

          (i) if the Merger is not consummated on or before September 30, 2001 (the "Outside Date"), unless the failure to consummate the Merger is the
           ------------
     result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that this Agreement may not be terminated
                --------  -------
     pursuant to this clause (i) if Sub has accepted shares of Company Common Stock for payment pursuant to the Offer;

          (ii) if any Governmental Entity issues an Order or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such Order or other action shall have become final and nonappealable;

          (iii) (A) Sub shall have failed to commence the Offer within ten business days following the date of this Agreement or (B) the Offer shall have terminated or expired in accordance with its terms without Sub having purchased any shares of Company Common Stock pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to
     --------  -------
     this clause (iii) shall not be available to any party whose failure to
          ------------
     fulfill any of its obligations under this Agreement or the failure of whose representations and warranties to be true results in the failure of any such condition; or

          (iv) if, upon a vote at a duly held stockholders meeting to obtain Company Stockholder Approval, Company Stockholder Approval is not obtained.

     (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Exhibit A, and (ii) cannot be or
                                                ---------
has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement); provided,
                                                                       --------
however, that this Agreement may not be terminated pursuant to this clause (c)
-------                                                             ----------
if Sub has accepted shares of Company Common Stock for payment pursuant to the Offer;

     (d)  by Parent:

          (i) if the Company Board or any committee thereof withdraws or modifies in a manner adverse to Parent its approval or recommendation of the Offer, the Merger or this Agreement or fails to recommend to the Company's stockholders that they accept the Offer or give Company Stockholder Approval, or the Company Board or any committee thereof resolves to take any of the foregoing actions; or

          (ii) if the Company Board fails to reaffirm publicly and unconditionally its recommendation to the Company's stockholders that they accept the Offer and give Company Stockholder Approval within 10 business days of Parent's written request to do so (which request may be made at any time following public disclosure of an Alternative Acquisition Proposal), which public reaffirmation must also include the unconditional rejection of such Alternative Acquisition Proposal;

     (e) by the Company prior to the acceptance of shares of Company Common Stock for payment pursuant to the Offer if, prior to the consummation of the Offer, the Company Board shall have finally determined to approve, endorse or recommend an Alternative Acquisition Proposal that constitutes a Superior Company Proposal; provided, however, that the Company may not terminate this
                  --------  -------
Agreement pursuant to this Section 9.01(e) unless (i) the Company has complied
                           --------------
with all of its obligations under Section 6.02 in accordance with the terms
                                  ------------
thereof, (ii) at least five business days prior to terminating this Agreement pursuant to this Section 9.01(e) the Company has provided Parent with written
                 ---------------
notice advising Parent that the Company Board has received a Superior Company Proposal that it intends to accept, specifying the material terms and conditions of such Superior Company Proposal, and identifying the Person making such Superior Company Proposal, (iii) the Company has caused its financial and legal advisors to negotiate in good faith with Parent with respect to any attempt or proposal by Parent to make such adjustments in the financial terms of this Agreement that are equal or superior to the financial terms of such Superior Company Proposal and the Company and Parent have not agreed upon any such adjustment, and (iv) the Company has paid to (or concurrently pays to) Parent the Termination Fee in accordance with this Section 9.01(e) and Section 9.02.; or
                     ---------------     --------------

     (f) by the Company, if Parent or Sub breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Article VIII and (ii) cannot be
                                                ------------
cured or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); provided,
                                                                       --------
however, that this Agreement may not be terminated pursuant to this clause (f)
-------                                                             ----------
if Sub has accepted shares of Company Common Stock pursuant to the Offer.


     SECTION 9.02   Effect of Termination; Fees and Expenses.

     (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void
                      ------------
and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last sentence of Section 7.02(a), this
                                                    ---------------
Section 9.02 and Article X and except to the extent that such termination
------------     ---------
results from the breach by a party of any representation, warranty or covenant set forth in this Agreement.

     (b) The Company shall pay to Parent a fee in an amount equal to $4,500,000 (the "Termination Fee") if:
      ---------------

          (i)  Parent terminates this Agreement pursuant to Section 9.01(c) or
                                                            ---------------
     Section 9.01(d) or the Company terminates this Agreement pursuant to
     ---------------
     Section 9.01(e); or
     ---------------


          (ii) (A) after the date of this Agreement, any Person shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public prior to or during the pendency of the Offer (which shall include being known by stockholders of the Company) an intention to make an Alternative Acquisition Proposal, and such proposal shall not have been withdrawn at least five business days prior to the scheduled expiration date of the Offer;

               (B)  this Agreement is terminated pursuant to Sections 9.01(b)(i)
                                                             -------------------
          or (b)(iii)(B); and
             -----------

               (C) within 12 months of such termination the Company enters into a letter of intent or agreement in principle for an Alternative Acquisition Proposal or a definitive agreement to consummate an Alternative Acquisition Proposal, or the transactions contemplated by an Alternative Acquisition Proposal are consummated.

               (c) Parent shall pay to the Company the Termination Fee if the Company terminates this Agreement pursuant to Section 9.01(f).
                                              ---------------

Except for any fee due because of a termination of this Agreement pursuant to
Section 9.01(c) (but not including a breach of Section 6.02) or Section 9.01(f),
---------------                                -------------    ---------------
which shall be paid no later than one business day after the date of termination, any fee due under this Section 9.02 shall be paid by wire transfer
                                    ------------
of same-day funds on the date of termination of this Agreement (except that in the case of a payment pursuant to clause (ii) above such payment shall be made
                                  -----------
on the date of execution of such letter of intent, agreement in principle or definitive agreement or, if earlier, consummation of such transaction).

     (d) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided,
                                                                 --------
however, that Parent and the Company shall share equally the filing fees in
-------
connection with the HSR Act and the filing fees in connection with the Offer Documents.

     (e) If the Company or Parent shall become obligated to pay the Termination Fee pursuant to Section 9.02 (it being understood that such obligation shall
                ------------
arise only if this Agreement is validly terminated pursuant to Section 9.01),
                                                               -------------
such Termination Fee shall constitute the exclusive remedy for any breach by the Company or Parent of any of their respective representations, warranties or covenants contained in this Agreement.

     SECTION 9.03 Amendment. This Agreement may be amended by the parties at any time before or after receipt of Company Stockholder Approval; provided,
                                                                  --------
however, that after receipt of Company Stockholder Approval, there shall be made
-------
no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 9.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the proviso of
Section 9.03, waive compliance with any of the agreements or conditions
------------
contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 9.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.01, an amendment of this
                                          ------------
Agreement pursuant to Section 9.03 or an extension or waiver pursuant to Section
                      ------------                                       -------
9.04 shall, in order to be effective, be in writing and require in the case of
----
Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE X

                              General Provisions

     SECTION 10.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement contained in
           -------------
any Transaction Agreement which by its terms contemplates performance after the Effective Time.

     SECTION 10.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or Sub, to

                              United New Ventures
                              1200 East Algonquin Road
                              P.O. Box 66100
                              Elk Grove Township, IL 60007
                              Tel: (847) 700-4000
                              Fax: (847) 700-4683
                              Attention: General Counsel


     with a copy to:

                              Mayer, Brown & Platt
                              190 South LaSalle Street
                              Chicago, Illinois 60603-3441
                              Tel: (312) 782-0600
                              Fax: (312) 701-7711

                              Attention: Elizabeth A. Raymond
                                         Marc F. Sperber

     (b)  if to the Company, to

                              MyPoints.com, Inc.
                              1375 East Woodfield Road, Suite 300
                              Schaumburg, IL 60173
                              Tel: (847) 969-8150
                              Fax: (847) 969-8164
                              Attention: General Counsel

     with a copy to:

                              Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                              Tel: (650) 493-9300
                              Fax: (650) 493-6811

                              Attention:  Mario M. Rosati

     SECTION 10.03 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

     SECTION 10.06 Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, the Company Disclosure Letter, the Parent Disclosure Letter and all exhibits and schedules hereto and the Confidentiality Agreement, taken together, (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (ii) from and after the Effective Time, Section 3.01(c)(i), Section 7.04, Section 7.05 and Section
                ------------------  ------------  ------------     -------
9.02(c) are not intended to confer upon any Person other than the parties hereto
-------
any rights or remedies.

     SECTION 10.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 10.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 10.09 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction Agreement and to enforce specifically the terms and provisions of each Transaction Agreement in the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction.

          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                            UNITED NEWVENTURES, INC.


                                            By: /s/ Douglas A. Hacker
                                                ------------------------------
                                                Name:  Douglas A. Hacker
                                                Title: President


                                            UNV ACQUISITION CORP.


                                            By: /s/ Douglas A. Hacker
                                                ------------------------------
                                                Name:  Douglas A. Hacker
                                                Title: President


                                            MYPOINTS.COM, INC.


                                            By: /s/ John Fullmer
                                                ------------------------------
                                                Name:  John Fullmer
                                                Title: CEO

                                                                       EXHIBIT A


                             Conditions of the Offer

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Agreement") of
                                                             ---------
which this Exhibit A is a part. Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which would represent at least a majority of the Fully Diluted Shares (the "Minimum Tender Condition") and (ii) the waiting period (and any extension
 ------------------------
thereof) applicable to the purchase of shares of Company Common Stock pursuant to the Offer under the HSR Act shall have been terminated or shall have expired and any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the purchase of all shares of Company Common Stock tendered pursuant to the Offer, shall have been obtained or made prior to the acceptance of shares of Company Common Stock pursuant to the Offer. The term "Fully Diluted Shares" means all outstanding securities entitled generally to
 --------------------
vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options, warrants, rights and securities exercisable or convertible into such voting securities. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company or if, at any time on or after the date of this Agreement and before the expiration of the Offer, any of the following conditions exists:

          (a) there shall be threatened in writing, instituted or pending any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Transaction, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Offer, the Merger or any of the other Transactions, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the

     Company Subsidiaries, or (v) which otherwise is reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect;

          (b) any statute, rule, regulation, legislation, interpretation, judgment, Order or injunction shall be threatened, proposed, enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to the Offer, the Merger or any of the other Transactions, by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

          (c) except as disclosed in the Filed Company SEC Documents or the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents there shall have occurred any change, event, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have, a Company Material Adverse Effect;

          (d) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Offer and this Agreement or the Company Board or any committee thereof shall have resolved to take any of the foregoing actions;

          (e) the representations and warranties of Company contained in this Agreement shall not have been true and correct in all respects as of the date of this Agreement and on and as of the date of the expiration of the Offer with the same force and effect as if made on or as of such date (except for those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date), except (A) for such failures to be true and correct as would not, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect; provided, however, that such Company Material
                     --------  -------
     Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties contained in Sections 4.03, 4.04, 4.05(i),
                                                 -------------  ----  ----
     4.06, 4.14, 4.15, 4.16 and 4.25, each of which individually shall have been
     ----  ----  ----  ----     ----
     true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the date of the expiration of the Offer and (B) for changes contemplated by this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all "Company Material Adverse Effect" and materiality qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (y) any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded).

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement;

          (g) this Agreement shall have been terminated in accordance with its terms;

          (h) any of the Stock Option and Tender Agreements shall not be in full force and effect or any of the Principal Company Stockholders shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by them under any such agreement; or

          (i)  the Rights Plan Amendment shall not be in full force and effect;

which, in the reasonable judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including, without limitation, any action or inaction by Parent or any of its Affiliates), makes it inadvisable to proceed with such acceptance for payment or payment.

     The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion prior to the expiration of the Offer. The failure by Parent, Sub or any other Affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the expiration of the Offer.